Exhibit 99.1
Sun Hydraulics 2014 Sales Reach Record Level
SARASOTA, FL, January 21, 2015 - Sun Hydraulics Corporation (NASDAQ: SNHY) today reported un-audited sales for the fourth quarter and year ended December 27, 2014. Sales in the fourth quarter were $54.8 million, an increase of 12% over the fourth quarter of 2013. Annual sales for 2014 were $227.7 million, up 11% from the prior year.

"In 2014, we increased investment in capacity and capabilities, product development, and growing our end markets,” said Allen Carlson, Sun’s President and CEO. “This was done with a clear focus to support future growth and better serve our customers. Early this year our third facility in Sarasota became fully engaged in operations. This facility combined and improved critical functions, including design, production, and assembly of integrated packages. It added the physical space to enhance other operations, including shipping and high-volume cartridge valve production. Ultimately, the customer can expect greater product offerings and faster response times, while providing Sun the physical capacity to grow through the next business cycle."
“We made strides in research and product development in 2014, primarily in the area of electronics and electrically actuated valves,” added Carlson. “More frequently, electronics and hydraulics are being combined to provide superior solutions to the marketplace. We released several new products in 2014, including electronic controllers via HCT, a line of lower pressure and flow electrically-actuated cartridge valves, and enhancements to Sun’s QuickDesign program, a web-based integrated package design tool. These are just a few examples of products that enhance our ability to provide complete customized solutions to our customers.”
Continuing, Carlson said, “We consistently carry out in-house development, and also leverage outside technology to advance our products and markets. In November, we partnered with Sturman Industries to utilize Sturman’s digital valve technology. These next-generation electro-hydraulic valves will be smaller in size, lighter in weight, use less power, and operate faster. These benefits translate to unique solutions for customer applications and new market opportunities for Sun. We look forward to bringing these and other products in the pipeline to market in 2015.”
“The fourth quarter was a strong ending to a great year for Sun,” commented Carlson. “All geographic markets expanded in the fourth quarter, led by robust North American demand. For the year, we experienced significant growth in all major global markets. We continue to place an emphasis on Asia and believe this region will provide future growth for Sun. In 2014, we relocated a senior leader from Sun US to Asia and added resources to expand our marketing and engineering capabilities in this important market. Our largest markets, Korea and China, were up 9% and 11%, respectively. Sun continues to grow its customer base and strengthen its brand in this region.”
Concluding, Carlson said, “2014 was an important year for Sun. We continued to invest for future growth, while remaining focused on serving our customers. The result was another record year for Sun. Our strong financial performance allowed us to give cash back to shareholders. In addition to our quarterly dividends, we paid a shared distribution dividend in March of last year and a special $1.00 dividend in October. Our success has benefited all stakeholders and we look forward to tackling 2015.”

Earnings Release
Sun Hydraulics will announce its full 2014 fourth quarter and year-end financial results after market close on Monday, February 23, 2015. The conference call with analysts will take place at 9:00 am ET on Tuesday, February 24, 2015. The conference call will be webcast and can be accessed via the Investor Relations section of the Company website (www.sunhydraulics.com), where dial in information is also posted.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION
Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended September 27, 2014, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2013. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Dennis Tichio
Investor Relations
941-362-1200

Tricia Fulton
Chief Financial Officer
941-362-1200

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